Exhibit 1(d)

                    MERRILL LYNCH AMERICAS INCOME FUND, INC.
                          ARTICLES OF AMENDMENT TO THE
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

      MERRILL LYNCH AMERICAS INCOME FUND, INC., a Maryland corporation (the "Corporation"), was incorporated on June 10, 1993 as Merrill Lynch North American Government Income Fund, Inc. and changed its name on July 12, 1993 to Merrill Lynch Americas Income Fund, Inc. To change its name from Merrill Lynch Americas Income Fund, Inc. to Merrill Lynch Emerging Markets Debt Fund, Inc., the Corporation does hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The charter of the Corporation is hereby amended by deleting
Article II thereof in its entirety and inserting the following in lieu thereof:

                                  "ARTICLE II
                                      NAME

           The name of the corporation is MERRILL LYNCH EMERGING
           MARKETS DEBT FUND, INC. (the "Corporation")."

      SECOND: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation. The amendment is limited to a change expressly authorized by Sections 2-105(a)(12) and 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

      THIRD: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FOURTH: Except as amended hereby, the Corporation's charter shall remain in full force and effect.

      FIFTH: These Articles of Amendment shall be effective at the very beginning of the day on September 18, 2000.

      IN WITNESS WHEREOF, MERRILL LYNCH AMERICAS INCOME FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Secretary on September 18, 2000.

                                   MERRILL LYNCH AMERICAS INCOME FUND, INC.

                                   By:   /s/ Donald C. Burke
                                      ------------------------------------------
                                         Donald C. Burke, Vice President

Attest:

/s/ Phillip S. Gillespie
------------------------------
Phillip S. Gillespie, Secretary

      THE UNDERSIGNED, Vice President of MERRILL LYNCH AMERICAS INCOME FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, the matters and facts are true in all material respects, and that this statement is made under the penalties for perjury.

                                               /s/ Donald C. Burke
                                             -----------------------------------
                                               Donald C. Burke, Vice President


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